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                             [CheckFree Letterhead]

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                                                           FOR IMMEDIATE RELEASE

                       CHECKFREE ANNOUNCES CHASE CONTRACT


ATLANTA, March 28, 2000 -- CheckFree Corporation (NASDAQ: CKFR) announced today that one of its largest customers, the Chase Manhattan Bank (NYSE: CMB) has signed a multi-year non-exclusive extension to its contract for electronic payment services. According to the terms of the agreement, CheckFree will handle remittance processing for Chase's electronic bill payment offering.

"CheckFree highly values its relationship with Chase and we look forward to continuing to deliver to them high quality, innovative electronic payment services," said Pete Sinisgalli, president and chief operating officer, CheckFree Corporation. "Together with strong partners such as Chase we will continue to accelerate the market."

"Chase is committed to bringing the benefits of electronic billing and payment to its customers as part of its online financial services strategy, " said Bruce Zimmerman, Chase National Consumer Services senior vice president. "The potential for communication with consumers in new ways increases as they return to Chase.com to pay bills electronically. At the same time, our customers experience convenience, time savings and greater control over all of their financial activities from one site. "

ABOUT CHASE MANHATTAN

The Chase Manhattan Corporation (www.chase.com) is a premier global financial services firm with assets in excess of $400 billion. Chase combines the best of commercial and investment banking, offers world-class information and transaction processing services, and has a leading U.S. consumer franchise that serves 32 million customers. Through its newly formed business unit Chase.com, Chase is successfully creating innovative business models for the New Economy. Chase, with offices in more than 45 countries, has a presence in all of the principal financial centers around the world.

ABOUT CHECKFREE

CheckFree Corporation (www.checkfree.com), is the leading provider of financial electronic commerce services and products. Founded as an electronic payments processor in 1981, CheckFree launched the first fully integrated electronic billing and payment solution, CheckFree E-BillSM, in March of 1997. Today, CheckFree services enable three million consumers to receive and pay bills over the Internet or electronically. The Company has multi-year contracts with 89 of the nation's top billers to provide online billing and payment through its network of partnerships with more than 100 consumer service providers (CSPs), including banks, brokerage firms, Internet portals and content sites, and personal financial management (PFM) software. CheckFree's Investment Services division provides a range of investment management services

                                     -more-

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CHECKFREE ANNOUNCES CHASE CONTRACT/ PAGE 2 OF 2

to help more than 255 institutions provide portfolio management and reporting services to their clients. CheckFree clients manage over 820,000 portfolios totaling more than $480 billion in assets. Software and services provided by CheckFree's Compliance and Financial Service division are used to process more than two-thirds of the nation's six billion Automated Clearing House (ACH) payments. In addition, nearly 400 banks and businesses use reconciliation products and services the division provides.

Certain of the Company's statements in this press release are not purely historical, and as such are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding management's intentions, plans, beliefs, expectations or projections of the future. Forward-looking statements involve risks and uncertainties, including without limitation, the various risks inherent in the Company's business, and other risks and uncertainties detailed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission, including Form 10-K for the year ended June 30, 1999 (filed September 24, 1999), Form 10-Q for the quarter ended September 30, 1999 (filed November 15, 1999), and Form S-3 Registration Statement (filed January 14, 2000). One or more of these factors have affected, and could in the future affect, the Company's business and financial results in future periods, and could cause actual results to differ materially from plans and projections. There can be no assurance that the forward-looking statements made in this document will prove to be accurate, and issuance of such forward-looking statements should not be regarded as a representation by the Company, or any other person, that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to management, and the Company assumes no obligation to update any forward-looking statements.

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